Exhibit 99.1

ChineseInvestors.com, Inc. Announces Its New Cryptocurrency Trading Courses Offered Through Bitcoin Trading Academy LLC Beginning in June 9, 2018.

(San Gabriel, CA— April 30, 2018) - ChineseInvestors.com Inc. (OTCQB:CIIX)(“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces new cryptocurrency and trading courses offered through its newly established Bitcoin Trading Academy LLC beginning in June 2018.

The Bitcoin Trading Academy’s course offering will include:

Bitcoin Trading 101: Students will gain basic knowledge about Bitcoin including how to open trading accounts on the most commonly held cryptocurrency trading platforms how to set up a cryptocurrency wallet. In addition, students will be educated on Bitcoin Futures trading strategies, both long and short, how to use Bitcoin Futures to properly hedge one’s Bitcoin portfolio, and how to properly use beginner friendly trading techniques trading techniques such as Candlesticks and Moving Averages, among other key metrics that top financial analysts use in trading assets.

Bitcoin Trading 201: The second course in the program will focus on coins such as Ethereum, including coins with significant underlying technology such as EOS, XLM, ADA and NEO, and altcoin trading platforms, such as Binance and Bittrex. In addition, this course will provide instruction on how to use information such as a coin’s underlying utility, how to use current industry and sector news in combination with technical analysis in an effort to maximize returns; and how to effectively scrutinize and understand social media feeds.

Bitcoin Trading 301: Professional ICO analyst, Preston Hom, will teach students what to look for when vetting a new cryptocurrency offering, including how to read a white paper, how to analyze the professional teams and advisory boards associated with an offering, the role that technology, marketing, trends play and what pitfalls to avoid.

“We are excited to expand our cryptocurrency education platform with the launch of Bitcoin Trading Academy, a cutting-edge cryptocurrency trading education center which follows the Company’s successful November 2017 launch of newcoins168.com, a Chinese language cryptocurrency and blockchain technology news and information site. In addition to online courses, Bitcoin Trading Academy will offer live courses in New York City,” says ChineseInvestors.com, Inc. CEO Warren Wang.

Online courses will begin June 9, 2018. Additional course information will be provided on www.newcoins168.com.

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online sales and direct sales of hemp-based products and other health related products.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.
227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

Investor Relations:
Alan Klitenic
+1.214.636.2548

Corporate Communications:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com

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